SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 18, 2021
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SCIENTIFIC INDUSTRIES, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive
Bohemia, New York 11716
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(Address of principal executive offices)

(631) 567-4700
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(Registrant's telephone number, including area code)

Not Applicable
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(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

On June 18 , 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) pursuant to which the Company sold, and the Investors purchased, an aggregate of 2,000,000 shares of common stock (the “Shares”) and warrants (the “Warrants”) to purchase up to an additional 1,000,000 shares of common stock (the “Warrant Shares”), at an offering price of $4.75 per share, for a total consideration of $9,500,000. The closing under the Purchase Agreement occurred on June 18, 2021, and the Company intends to use the net proceeds from the sale of the securities for working capital needs of its Bioprocessing Systems Operations.

Each Warrant is exercisable for the purchase of one share of the Company’s common stock at an exercise price of $9.50 per share. The Warrants are immediately exercisable and expire five years from their date of issuance. If at any time commencing 12 months from the Closing Date, but before the expiration of the Warrant, the volume weighted average pricing of the Company’s common stock exceeds $19.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) for each of thirty consecutive trading days, then the Company may, at any time in its sole discretion, call for the exercise of the Warrants, in their entirety.

 The Company also entered into Amendment No. 1 to Registration Rights Agreement dated June 18, 2021 (the “Amendment”) with the Investors, pursuant to which the Investors were allowed to become a party to the Registration Rights Agreement dated April 29, 2021 (the “Registration Rights Agreement”) and have the Shares and Warrant Shares included in a registration statement to be prepared and filed with the Securities and Exchange Commission so as to permit the registered resale of the Shares and the Warrant Shares. Under the Registration Rights Agreement, as amended, the Company shall use its best efforts to have such registration statement declared effective for a period of one (1) year following the initial date of effectiveness. In addition, the holders of at least twenty per cent (20%) of the shares eligible for registration under the Registration Rights Agreement, as amended, shall have the right, exercisable at any time prior to April 29, 2026, to request that the Company file with the Securities and Exchange Commission a registration statement for all or part of such shares beneficially owned by the holders of such shares. Each of the Investors executed and delivered to the Company a Joinder Agreement pursuant to which such Investor agreed to become a party to the Registration Rights Agreement, as amended.

The sale was made in a private placement transaction, pursuant to the exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Shares, Warrant Shares or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

A copy of the Purchase Agreement and the Registration Rights Agreement and the form of Warrant and Amendment No. 1 to Registration Rights Agreement and Joinder Agreement are attached hereto as exhibits. This summary description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement and the form of Warrant which are incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On June 17, 2021, the majority of the Company’s shareholders approved an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of the Company’s common stock by 5,000,000 shares from 10,000,000 to 15,000,000 shares.

ITEM 9.01 Financial Statements and Exhibits

(a) and (b) not applicable.

(c) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation
4.1	Form of Warrant
4.2	Registration Rights Agreement by and among the Company and the Investors (previously filed)
4.1A	Amendment No. 1 to Registration Rights Agreement dated April 29, 2021
4.1B	Joinder Agreement
10.1	Purchase Agreement by and among the Company and the Investors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: June 21, 2021	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer